BONUS AGREEMENT

     THIS BONUS AGREEMENT ("Agreement") is made and entered into effective as of the ______ day of ______________, 1998, by and between Bentley International, Inc. ("Bentley"), a Missouri corporation, and Pauline Raschella ("Raschella").

     WHEREAS, Raschella is the President and Chief Operating Officer of and chief designer for Bentley's former subsidiary, Windsor Art, Inc. ("Windsor") and contributed substantially to the profitability of Windsor while it was owned by Bentley;

     WHEREAS, Bentley has sold Windsor to Interiors, Inc. ("Interiors") for cash and notes;

     WHEREAS, Bentley holds stock in and a note from Interiors, Windsor represents a substantial asset of Interiors and secures said note and Bentley thus has a substantial stake in the future success of Windsor;

     WHEREAS, providing a bonus to Raschella will not only award Raschella for past performance but will also serve as an inducement for Raschella to work to increase the profitability of Windsor and Interiors and to continue her employment with Windsor, improving the probability that Bentley will be repaid on the note outstanding and that the stock in Interiors owned by Bentley will appreciate;

     NOW THEREFORE, in consideration of the material promises and covenants hereinafter set forth in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, Bentley and Raschella agree as follows:

     1. Bonus. Bentley shall pay Raschella a bonus, subject to the terms hereof, of:

     A. Two Hundred Thousand Dollars  ($200,000) in cash on the date hereof;

     B.110,000 shares of Common Stock of Bentley (the "Bentley  Shares'),
     subject0 to  the  conditions  and  restrictions   recited  below,  a
     certificate(s)representing such shares to be delivered within 10 business days of the date hereof;

     C. 100,000 shares of Class A Common Stock of Interiors (the "Interiors Stock") payable to Raschella upon termination of the Escrow Agreement between Interiors and Bentley dated as of July 30, 1998 (the "Escrow Agreement"), subject to the provisions thereof, the following conditions, the provisions of that certain Stock Purchase Agreement between Bentley and Interiors dated as of July 30, 1998, and the provisions of that certain Securities Purchase and Registration Rights Agreement between Bentley and Interiors dated as of July 30, 1998, along with any securities or cash payments paid as dividends or stock splits in respect of such Interiors Stock; provided, however, that if Interiors exercises its option to buy back the 1,500,000 shares of Interiors Stock owned Bentley and subject to the Escrow Agreement, then in lieu of the 100,000 shares of Interiors Stock, Bentley shall pay to Raschella, upon termination of the Escrow Agreement, a pro rata share (100,000/1,500,000) of the payment received by Bentley in connection with Interiors' exercise of its option to buy back the 1,500,000 shares of Interiors Stock, which based on the option price for said 1,500,000 shares of Interiors Stock, namely One Million Six Hundred Twenty-Five Thousand Dollars ($1,625,000), is One Hundred Eight Thousand, Three Hundred Thirty-Three and 33/100 Dollars ($108,333.33); provided further, however, that the payment to Raschella of Interiors Stock, or cash in the event Interiors executes Interiors' option, as recited above, shall be subject to the condition that Raschella either continue to be employed by Windsor through the termination of the Escrow Agreement, or that her employment with Windsor shall have been terminated without cause by Windsor prior to such termination of the Escrow Agreement (such condition hereinafter referred to as the "Employment Condition"); and

     D. a 5% participation in all payments made under the $2,000,000 note made by Interiors in favor of Bentley dated July 30, 1998 (the "Note"), to be
     paid  over  from  Bentley  to  Raschella forthwith   upon  receipt  by
     Bentley, provided that the Employment Condition has been satisfied, and, provided, further however, that if Interiors defaults on the Note, Raschella shall be entitled to a 5% participation in all cash amounts subsequently collected on the Note, after any expenses of collection, but Raschella shall have no interest in or other right with respect to any collateral now pledged as security for the Note acquired by Bentley as a result of any such default.

2. Tax Withholding. All bonuses and payments hereunder shall be subject to any and all required federal, state and local tax withholding.

3. Termination of Prior Options. Raschella hereby agrees that all stock options previously granted by Bentley to her have been or are hereby terminated.

4. Alternative Sale of Interiors Stock. Bentley shall have the right to assign 100,000 shares of Class A Common Stock of Interiors to Raschella at any time and upon such assignment Bentley's obligations pursuant to
         Section 1.C above and the rights of Raschella pursuant to said Section 1.C shall terminate. In no event shall Bentley have any obligation or duty to sell or obtain payment from Interiors for any Class A Common Stock of Interiors which Bentley transfers to Raschella pursuant to
         Section 1.C above or this Section 4.

5.       Restrictions on Transfer of Shares Under Securities Laws.

         A. Raschella understands and agrees that the Bentley Shares and any Class A Common Stock of Interiors have not been registered under the Securities Act and that, accordingly, they will not be fully transferable except as permitted under various exemptions contained in the Securities Act and applicable state securities laws or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act and applicable state securities laws. Raschella acknowledges that she must bear the economic risk of her investment in such securities for an indefinite period of time since they have not been registered under the Securities Act and therefore cannot be sold unless they are subsequently registered or an exemption from registration is available.

         B. Raschella hereby represents and warrants that she is acquiring the Bentley Shares and the Class A Common Stock of Interiors for investment purposes only, for her own account, and not as nominee or agent for any other person, and not with the view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act.

         C. Raschella hereby agrees with Bentley as follows:

                  (i) The certificates evidencing the Bentley Shares and the Class A Common Stock of Interiors and each instrument or certificate issued in transfer thereof, will bear substantially the following legend:

                           "The securities evidenced by this certificate have not been registered under the Securities Act of 1933 and have been taken for investment purposes only and not with a view to the distribution thereof, and such securities may not be sold or transferred unless there is an effective registration statement under such Act covering such securities or the issuer corporation receives an opinion of counsel (which may be counsel for the issuer corporation) stating that such sale or transfer is exempt from the registration and prospectus delivery requirements of such Act."

                  (ii) The certificates representing the Bentley Shares and the Class A Common Stock of Interiors and each instrument or certificate issued in transfer thereof, will also bear any legend required under any applicable state securities law.

                  (iii) Absent an effective registration statement under the Securities Act, and any necessary state securities laws, covering the disposition of the Bentley Shares and/or the Class A Common Stock of Interiors, Raschella will not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any or all of the Bentley Shares without first providing issuer with an opinion of counsel (which may be counsel for the issuer) to the effect that such sale, transfer, assignment, pledge, hypothecation or other disposition will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable state securities laws.

                  (iv) Raschella consents to Bentley's and Interiors making notations on their respective records or giving instructions to any transfer agent of the their respective shares in order to implement the restrictions on transfer set forth in this subsection 5.C.

6. Release. Raschella for herself and her heirs, executors, administrators, successors and assigns, releases and discharges Bentley and each of Bentley's current and former directors and officers from all actions, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, known or unknown, fixed, contingent or conditional in law or in equity (the foregoing being collectively referred to as "Claims"), which Raschella and/or her heirs, executors, administrators, successors and assigns, ever had, now have or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date hereof, other than any Claim which may arise pursuant to the terms of this Agreement.

7. Assignment; Agreement Binding; Severability; Non-Waiver. Raschella may not assign or delegate any of Raschella's rights or obligations hereunder without the prior written consent of Bentley. This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective heirs, legal representatives, successors and permitted assigns. The invalidity or unenforceability of any term or condition hereof shall in no way affect the validity or enforceability of the remaining terms or provisions of this Agreement. A party's failure to exercise any of such party's rights in the event of a breach of this Agreement by the other party hereto shall not be construed as a waiver of any breach.

8. Amendments; Governing Law; Litigation. No amendments to this Agreement shall be binding unless in writing and signed by Raschella and Bentley. This Agreement shall be interpreted, construed and in all respects governed in accordance with the laws of the State of Missouri, without regard to the laws of conflicts. If any litigation is instituted with respect to this Agreement, the prevailing party in that litigation shall be paid by the non-prevailing party all expenses of such litigation, including reasonable attorneys' fees.

         IN WITNESS WHEREOF, the undersigned have entered into this Agreement effective as of the date first stated above.


Bentley International, Inc.


By: ______________________________          ___________________________
Title:____________________                          Pauline Raschella